CONSENT OF COUNSEL



         We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of Scudder RREEF Securities Trust.



/s/Willkie Farr & Gallagher
----------------------------
Willkie Farr & Gallagher


August 30, 2002
New York, New York